EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2026, relating to the consolidated financial statements, and schedules of Classover Holdings, Inc. (now named KIDZ AI Inc.), appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC
Las Vegas, Nevada
June 26, 2026